                                                                      Exhibit 21



                                  SUBSIDIARIES
                                  ------------



                                                            Jurisdiction of
Name                           Ownership                     Incorporation
----                           ---------                     -------------
1027226 Ontario Ltd.           100% owned by
                               Aerofin Corporation               Canada

AP Venture Corp. III           100% owned by
                               Ampco-Pittsburgh Corporation      Delaware

Aerofin Corporation            100% owned by
                               Ampco-Pittsburgh Securities V
                               Corporation                       New York

Ampco NCII Sub, Inc.           100% owned by
                               New Castle Industries, Inc.       Delaware

Ampco-Pittsburgh Securities    100% owned by
 III Corporation               Ampco-Pittsburgh Corporation      Delaware

Ampco-Pittsburgh Securities    100% owned by
 V Corporation                 Ampco-Pittsburgh Corporation      Delaware

Ampco UES Sub, Inc.            100% owned by
                               Union Electric Steel Corporation  Delaware

Atlantic Grinding &
 Welding, Inc.                 100% owned by
                               Ampco NCII Sub, Inc.              Pennsylvania

Bimex Industries, Inc.         100% owned by
                               Ampco NCII Sub, Inc.              Delaware

Buffalo Air Handling Company   100% owned by
                               Ampco-Pittsburgh Corporation      Delaware

Buffalo Pumps, Inc.            100% owned by
                               Ampco-Pittsburgh Corporation      Delaware

F. R. Gross Co., Inc.          100% owned by
                               Ampco-Pittsburgh Securities
                               V Corporation                     Pennsylvania

New Castle Industries, Inc.    100% owned by
                               Ampco UES Sub, Inc.               Pennsylvania



                                                              Exhibit 21 (Cont')

                              SUBSIDIARIES (Cont')
                              --------------------


                                                                Jurisdiction of
Name                               Ownership                     Incorporation
----                               ---------                     -------------
Union Electric Steel Corporation   100% owned by
                                   Ampco-Pittsburgh Securities
                                   V Corporation                   Pennsylvania

Union Electric Steel N.V.          100% owned by 1027226
                                   Ontario Limited                 Belgium



     The financial statements of all subsidiaries have been consolidated with those of the Corporation. Names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.